FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson or Chris Danne

212-867-2593

brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com, inc. Reports Break-Out Second Quarter

Company Reports Smaller-than-Expected Net Loss and Positive Adjusted EBITDA of $1.6M, Raises 2006 Bottom Line Guidance

BELLEVUE, WA -- July 27, 2006 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the second quarter ended July 2, 2006. The company reported quarterly net sales of $102.4 million, driven by 18% year-over-year growth in core over-the-counter (OTC) net sales [1], and a net loss of $2.2 million or $0.02 per share, reflecting a $3.1 million sequential improvement from the first quarter. Notably, the company achieved record adjusted EBITDA (profit) of $1.6 million in the second quarter, significantly ahead of guidance. Previously, the company had targeted a net loss of $4.3 million to $5.5 million for the second quarter, and an adjusted EBITDA range of break-even to a loss of $1.0 million. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

"The second quarter represents a critical inflection point in the history of drugstore.com, as we achieved a dramatic improvement to our bottom line and now expect to report positive adjusted EBITDA for the full year 2006," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "Importantly, second quarter gross margins also improved to 22.0%, up 150 basis points year over year, and contribution margin dollars increased 22% to a record $14.8 million or $11.22 per order. Having achieved adjusted EBITDA profitability, we plan to build on our strong and growing base of business and expect to continue to increase our adjusted EBITDA margins over the long term, consistent with normal seasonal patterns."

"This is an exciting time for drugstore.com," added Ms. Lepore. "In the second quarter, we completed our strategic business review to make sure that each order and partnership we have is profitable. Moving forward, we are turning our strategic attention to a number of new growth initiatives that will be focused on increasing the number of new customers we acquire, gaining more wallet share from our loyal, existing customer base and continuing to expand margins. We believe these efforts will drive top-line growth of our core OTC business and continued improvement in adjusted EBITDA."

GAAP net loss for the second quarter of 2006 was $2.2 million, or $0.02 per share, compared to a net loss of $4.3 million, or $0.05 per share, for the second quarter of 2005. The company's GAAP results reflect $1.6 million in non-cash share-based compensation associated with FAS 123R. In accordance with FAS 123R, the expense for current and comparative periods is reflected within the applicable functional operating expense lines within the statement of operations.

  Core OTC net sales is an non-GAAP financial measure that excludes from OTC net sales the company's wholesale OTC net sales and Custom Nutrition Services ("CNS") net sales. Wholesale OTC sales were generated by the company's December 2003 agreement to provide fulfillment services to Amazon.com, Inc., which was terminated effective as of November 9, 2005. CNS sales are generated by sales of customized vitamins through the company's CNS subsidiary. Prior to December 31, 2005, all CNS sales were recognized on a gross basis, net of promotional discounts, cancellations, rebates and returns allowances. Under the terms of the company's December 31, 2005 fulfillment agreement with Weil Lifestyle, LLC (Weil), the company recognizes on a net basis the revenue associated with the fulfillment of customized vitamins sold through its fulfillment agreement with Weil (which made up the majority of CNS net sales during the quarter). A reconciliation of OTC net sales to OTC net sales excluding wholesale OTC and CNS is included in the financial data accompanying this press release.

Outlook for Second Half of 2006

For the third quarter of 2006, the company is targeting net sales in the range of $100.0 million to $102.0 million, net loss in the range of $3.5 million to $4.2 million, and positive adjusted EBITDA in the range of breakeven to $500,000. For the full year, the company is now targeting a net sales range of $415 million to $420 million, a net loss range of $13.0 million to $14.7 million, and adjusted EBITDA of $1.5 million to $2.5 million.

Financial and Operational Highlights for the Second Quarter of 2006
(All comparisons are made with the second quarter of 2005.)

Key Financial Highlights:

  Bottom line improvements were driven by record contribution margins of 14.5%, up 190 basis points, and strong order volumes.
  Contribution margin dollars increased 22%, while fixed costs increased by only 4%.
  Orders reached 1.3 million, reflecting the highest second-quarter volume in the company's history and its third highest quarterly volume ever.
  In the OTC segment, contribution margins grew to a record high of 21.7%, and contribution margin dollars grew 31%, on OTC net sales of $47.3 million.
  Growth in OTC contribution margin dollars resulted from strong core OTC order volumes which increased by 23%, OTC gross margins, which rose 270 basis points to 30.9%, and core OTC gross margins, which rose 240 basis points to a record 30.1%. [1]

Net Sales Summary:

  Core OTC net sales [1] grew by 18% to $46.6 million.
  Mail-order pharmacy net sales were down 5% to $17.4 million and were negatively impacted by the Medicare Part D prescription drug program.
  Local pick-up pharmacy net sales were up 6% to $25.3 million.
  Vision net sales grew to $12.4 million, a 9% increase.
  Average net sales per order were $77. Average net sales per order were down slightly at $56 for OTC, up by 11% to an all-time high of $161 for mail-order pharmacy, down 4% to $103 for local pick-up pharmacy, and up by 10% to $90 for vision.
  Net sales from repeat customers represented a record 82% of net sales. [2]

Key Customer Milestones:

  7.8 million customers have been served since inception, including 297,000 new customers in the second quarter.
  The number of active customers [3] grew by 13% to 2.1 million.
  The average annual spend per active customer [3] was $188.

Other Financial Highlights:

  Fulfillment and order processing expenses were up slightly to 10% of net sales, from 9.7%.
  Inventory turned at an annualized rate of 15 times during the quarter.
  Net sales from repeat customers excludes wholesale OTC and Weil-related CNS net sales and reflects only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's wholesale OTC and CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Thursday, July 27, 2006 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-366-7640 (international callers should dial 303-275-2170) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Saturday, July 29, 2006 at 800-405-2236 (enter pass code 11065826) or internationally at 303-590-3000 (enter pass code 11065826) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA.

drugstore.com, inc. also uses non-GAAP measures in which wholesale OTC and CNS sales are excluded from OTC segment sales data. These non-GAAP measures are provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding wholesale OTC and CNS sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own core OTC customers (those customers making nonprescription purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude wholesale OTC and CNS sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "targets," "expects," "believes," "anticipates," "intends," "may," "will," "plan," "continue," "forecast," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2006	2005	2006	2005

Net sales	$ 102,436	$ 96,892	$ 206,545	$ 196,465

Costs and expenses: (1) (2)
Cost of sales	79,945	77,036	161,834	156,372
Fulfillment and order processing	10,239	9,366	20,416	19,651
Marketing and sales	6,322	7,038	15,299	14,001
Technology and content	4,003	3,034	7,945	5,966
General and administrative	4,025	4,311	8,319	8,740
Amortization of intangible assets	531	752	1,061	1,553
Total costs and expenses	105,065	101,537	214,874	206,283

Operating loss	(2,629)	(4,645)	(8,329)	(9,818)

Interest income, net	436	340	843	519

Net loss	$ (2,193)	$ (4,305)	$ (7,486)	$ (9,299)

Basic and diluted net loss per share	$ (0.02)	$ (0.05)	$ (0.08)	$ (0.10)

Weighted average shares outstanding used to
compute basic and diluted net loss per share	93,136,203	92,228,222	93,052,927	88,857,994

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 154	$ -	$ 375	$ -
Marketing and sales	257	16	581	159
Technology and content	262	1	534	5
General and administrative	880	388	1,766	1,089
	$ 1,553	$ 405	$ 3,256	$ 1,253

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 386	$ 454	$ 780	$ 1,395
Marketing and sales	1	-	1	-
Technology and content	1,049	535	2,002	1,042
General and administrative	112	115	223	269
	$ 1,548	$ 1,104	$ 3,006	$ 2,706

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
(In thousands, unless otherwise indicated)	2006	2005	2006	2005

Net sales	$ 102,436	$ 96,892	$ 206,545	$ 196,465

Cost of sales	79,945	77,036	161,834	156,372

Gross profit	$ 22,491	$ 19,856	$ 44,711	$ 40,093

Gross margin	22.0%	20.5%	21.6%	20.4%

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, and gross margin to Core OTC net sales, cost of sales, gross profit and gross margin (See Note 3 below):

	Three Months Ended
	July 2,	April 2,	July 3,
	2006	2006	2005
	(In thousands)
Over-the-Counter (OTC):
Net sales	$ 47,254	$ 49,006	$ 43,130
CNS	612	683	1,847
Wholesale OTC	-	-	1,826
Core OTC net sales	$ 46,642	$ 48,323	$ 39,457

Cost of sales	$ 32,633	$ 34,663	$ 30,987
CNS	52	(16)	880
Wholesale OTC	-	-	1,588
Core OTC cost of sales	$ 32,581	$ 34,679	$ 28,519

Gross profit	$ 14,621	$ 14,343	$ 12,143
CNS	560	699	967
Wholesale OTC	-	-	238
Core OTC gross profit	$ 14,061	$ 13,644	$ 10,938

Gross margin	30.9%	29.3%	28.2%
CNS	91.5%	102.3%	52.4%
Wholesale OTC	-	-	13.0%
Core OTC gross margin	30.1%	28.2%	27.7%

NOTE 3: Supplemental information related to the company's core OTC net sales, cost of sales, gross profit, and gross margin for the three months ended July 2, 2006, April 2, 2006 and July 3, 2005 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Effective November 9, 2005, the company terminated its wholesale OTC fulfillment agreement with Amazon.com, Inc. without any material obligations for either party following the termination. On December 31, 2005, the company entered into a fulfillment agreement with Weil Lifestyle, LLC, resulting in Weil-related CNS net sales (which make up the substantial majority of CNS net sales) being recorded on a net basis after that date. All CNS sales were previously recorded on a gross basis.

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended
	July 2,	April 2,	July 3,
	2006	2006	2005
Net sales:
Over-the-Counter (OTC)	$ 47,254	$ 49,006	$ 43,130
Mail-order pharmacy	17,405	18,300	18,416
Local pick-up pharmacy	25,329	24,213	23,953
Vision	12,448	12,590	11,393
	$ 102,436	$ 104,109	$ 96,892
Cost of sales:
Over-the-Counter (OTC)	$ 32,633	$ 34,663	$ 30,987
Mail-order pharmacy	14,968	15,845	15,933
Local pick-up pharmacy	22,721	21,588	21,262
Vision	9,623	9,793	8,854
	$ 79,945	$ 81,889	$ 77,036
Gross profit:
Over-the-Counter (OTC)	14,621	14,343	12,143
Mail-order pharmacy	2,437	2,455	2,483
Local pick-up pharmacy	2,608	2,625	2,691
Vision	2,825	2,797	2,539
	$ 22,491	$ 22,220	$ 19,856
Gross margin:
Over-the-Counter (OTC)	30.9%	29.3%	28.2%
Mail-order pharmacy	14.0%	13.4%	13.5%
Local pick-up pharmacy	10.3%	10.8%	11.2%
Vision	22.7%	22.2%	22.3%
	22.0%	21.3%	20.5%
Variable order costs:
Over-the-Counter (OTC)	$ 4,385	$ 4,328	$ 4,330
Mail-order pharmacy	1,588	1,602	1,670
Local pick-up pharmacy	1,038	992	1,020
Vision	648	661	651
	7,659	7,583	7,671
Contribution margin:
Over-the-Counter (OTC)	$ 10,236	$ 10,015	$ 7,813
Mail-order pharmacy	849	853	813
Local pick-up pharmacy	1,570	1,633	1,671
Vision	2,177	2,136	1,888
	$ 14,832	$ 14,637	$ 12,185

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA Profit (Loss) (See Note 4 below):

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
(In thousands, unless otherwise indicated)	2006	2005	2006	2005

Net loss	$ (2,193)	$ (4,305)	$ (7,486)	$ (9,299)
Amortization of intangible assets	531	752	1,061	1,553
Amortization of non-cash marketing	572	572	1,145	1,145
Stock-based compensation	1,553	405	3,256	1,253
Depreciation	1,548	1,104	3,006	2,706
Interest income, net	(436)	(340)	(843)	(519)
Adjusted EBITDA profit (loss)	$ 1,575	$ (1,812)	$ 139	$ (3,161)

NOTE 4: Supplemental information related to the company's adjusted EBITDA profit (loss) for the three and six months ended July 2, 2006 and July 3, 2005 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA income (loss) is defined as loss before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q3 2006 and FY 2006 Net Loss Range to Forecasted Q3 2006 and FY 2006 Adjusted EBITDA Range

Range Calculated As:	Three Months Ended		Twelve Months Ended
	October 1, 2006		December 31, 2006
(In thousands, unless otherwise indicated)	Range High	Range Low	Range High	Range Low

Net loss	$ (3,500)	$ (4,200)	$ (13,000)	$ (14,700)
Amortization of intangible assets	530	530	2,100	2,100
Amortization of non-cash marketing	575	575	2,300	2,300
Stock-based compensation	1,625	1,725	6,300	6,500
Depreciation	1,660	1,760	6,400	6,800
Interest income, net	(390)	(390)	(1,600)	(1,500)
Adjusted EBITDA	$ 500	$ -	$ 2,500	$ 1,500

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	July 2,	January 1,
	2006	2006 [5]
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 15,912	$ 20,291
Marketable securities	23,780	26,172
Accounts receivable, net of allowances	36,986	34,214
Inventories	20,156	23,468
Prepaid marketing expenses	2,290	2,387
Other current assets	2,256	2,583
Total current assets	101,380	109,115

Fixed assets, net	16,375	15,839
Other intangible assets, net	6,375	7,427
Goodwill	32,202	32,202
Prepaid marketing expenses and other	4,895	5,980
Total assets	$ 161,227	$ 170,563

LIABILITIES AND STOCKHOLDER'S' EQUITY
Current liabilities:
Accounts payable	$ 52,481	$ 58,177
Accrued compensation	4,532	3,426
Accrued marketing expenses	3,492	3,382
Other current liabilities	1,585	1,751
Current portion of long-term debt	1,981	2,029
Total current liabilities	64,071	68,765

Long-term debt, less current portion	1,797	2,685
Deferred income taxes	945	945
Other long-term liabilities	1,754	1,897

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 93,221,630 and 92,904,652
as of July 2, 2006 and January 1, 2006, respectively	837,462	833,589
Accumulated other comprehensive loss	(1)	(3)
Accumulated deficit	(744,801)	(737,315)
Total stockholders' equity	92,660	96,271
Total liabilities and stockholders' equity	$ 161,227	$ 170,563

NOTE 5: Certain prior year amounts have been reclassified to conform to the current year presentation.

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	July 2,	July 3,
	2006	2005
	(unaudited)
Operating activities:
Net loss	$ (7,486)	$ (9,299)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	3,006	2,706
Amortization of marketing and sales agreements	1,145	1,145
Amortization of intangible assets	1,061	1,553
Stock-based compensation	3,256	1,253
Other, net	13	100
Changes in:
Accounts receivable	(2,772)	2,021
Inventories	3,312	(591)
Prepaid marketing expenses and other	364	(306)
Accounts payable, accrued expenses and other liabilities	(4,789)	(1,711)
Net cash used in operating activities	(2,890)	(3,129)

Investing activities:
Purchases of marketable securities	(12,906)	(33,477)
Sales and maturities of marketable securities	15,300	15,325
Purchases of fixed assets	(3,326)	(2,374)
Net cash used in investing activities	(932)	(20,526)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	617	1,101
Proceeds from private placement, net	-	25,961
Proceeds from term loan, line of credit and asset financings	-	1,000
Principal payments on capital lease and term loan obligations	(1,174)	(712)
Net cash provided by (used in) financing activities	(557)	27,350

Net increase (decrease) in cash and cash equivalents	(4,379)	3,695
Cash and cash equivalents, beginning of period	20,291	15,491
Cash and cash equivalents, end of period	$ 15,912	$ 19,186